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                             DISTRIBUTION AGREEMENT


_____________, 2001


GE Investment Distributors, Inc.
777 Long Ridge Road, Building B
Stamford, Connecticut  06927

Dear Sirs:

     This is to confirm that, in consideration of the agreements set out below, Centurion Funds, Inc., a corporation formed under the laws of the State of Maryland (the "Fund"), has agreed that GE Investment Distributors, Inc. ("GEID") will be, for the period of this Agreement, the distributor of shares of common stock of each series of the Fund.

     1.  Services as Distributor.
         -----------------------

     1.1 GEID agrees to solicit orders for the sale of shares of the Fund and to undertake advertising and promotion that it believes reasonable in connection with the solicitation.

     1.2 GEID will act as agent for the distribution of shares of the Fund covered by, and in accordance with, the Fund's Registration Statement on Form N-1A then in effect under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form N-1A, together with the prospectus (the "Prospectus") and statement of additional information (the "Statement") included as part of the Registration Statement on Form N-1A, any amendments to the Registration Statement on Form N-1A, and any supplements to, or material incorporated by reference into the Prospectus or Statement, being referred to collectively in this Agreement as the "Registration Statement."

     1.3 All activities by GEID as distributor of shares of the Fund will comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), by the Securities and Exchange Commission (the "Commission") or any securities association registered under the Securities Exchange Act of 1934 (the "Exchange Act").

     1.4 (a) GEID will have the right to purchase from the Fund the shares needed, but not more than the shares needed (except for clerical errors in transmission), to fill unconditional orders for shares placed through GEID. The price that GEID will pay for the shares so purchased from the Fund will be the current public offering price on which the orders were based, as described in paragraph (b) of this Section 1.4.

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     (b) The public offering price of the shares of the Fund will be the net asset value determined as set forth in the Registration Statement, plus any applicable sales charge.

     (c) GEID will have the right to enter into selected dealer agreements. All dealers of Fund shares will act in accordance with the Registration Statement and Prospectus then in effect under the Securities Act. All activities by dealers of Fund shares will comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act and the 1940 Act by the Commission or any securities association registered under the Exchange Act.

     (d) The Fund's transfer and dividend agent, or any other agent designated in writing by the Fund, will be promptly advised by GEID of all purchase orders for shares of the Fund. The Fund may cease, on the basis of market, economic or political conditions, or on the basis of any other abnormal conditions, to accept any orders for Fund shares or continue to sell shares until the Directors deem it advisable to accept the orders and to make the sales. The Fund will promptly advise GEID of the determination to recommence accepting orders or selling shares. The Fund (or its agent) will confirm orders for shares upon their receipt, or in accordance with any exemptive order of the Commission, and will make appropriate book entries pursuant to the instructions of GEID. GEID agrees to cause payment for shares and instructions as to book entries to be delivered promptly to the Fund (or its agent).

     1.5 The outstanding shares of the Fund are subject to redemption as set forth in the Fund's Charter dated as of August 20, 1998, as amended from time to time (the "Charter"), and in accordance with the applicable provisions set forth in the Prospectus. The price to be paid to redeem the shares will be equal to their net asset value, determined as set forth in the Prospectus.

     1.6 GEID will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Fund.

     1.7 The Fund agrees at its own expense to execute any and all documents, to furnish any and all information, and to take any other actions, that may be reasonably necessary in connection with (a) registering shares under the Securities Act to the extent necessary to have available for sale the number of shares as may reasonably be expected to be purchased and (b) the qualification and maintenance of the qualification of shares of the Fund for sale in such states as GEID may designate, except that the Fund will not be obligated to execute a general consent to service of process in any state.

     1.8 The Fund will furnish GEID from time to time, for use in connection with the sale of shares of the Fund such information with respect to the Fund and its shares as GEID may reasonably request, all of which information must be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, will be true and correct. The Fund will also furnish GEID upon request with: (a) financial statements of the Fund or any series of the Fund audited at least annually by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements of the Fund or any series of the Fund prepared by the Fund, (c) a monthly itemized list of the securities in the portfolio of the Fund or any series of the Fund, (d) monthly balance sheets with respect to the Fund or any series of the Fund as soon as practicable after the

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end of each month and (e) from time to time any additional information regarding the financial condition of the Fund or any series of the Fund as GEID may reasonably request.

     1.9 The Fund represents to GEID that the Registration Statement filed by the Fund with the Commission under the Securities Act has been carefully prepared in conformity with the requirements of the Securities Act and the 1940 Act and the respective rules and regulations of the Commission thereunder. The Fund represents and warrants to GEID that the Registration Statement, upon its becoming effective, will contain all statements required to be stated therein in conformity with the Securities Act and the rules and regulations of the Commission thereunder; that all statements of fact contained in the Registration Statement will be true and correct when the Registration Statement becomes effective; and that the Registration Statement, upon its becoming effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may, but will not be obligated to, propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to the Prospectus as may, in the Fund's judgment, be necessary or advisable. If the Fund does not propose an amendment or amendments or supplement or supplements within 15 days after receipt by the Fund of a written request from GEID to do so, GEID may, at its option, terminate this Agreement in accordance with the requirements of Section 2 of this Agreement or decline to make offers of the Fund's securities until the amendments are made. The Fund will not file any amendment to the Registration Statement or supplement to the Prospectus without giving GEID reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement will in any way limit the Fund's right to file at any time such amendments to the Registration Statement or supplements to the Prospectus, of whatever character, as the Fund may deem advisable, this right being in all respects absolute and unconditional.

     1.10 (a) The Fund authorizes GEID to use any prospectus with respect to the Fund or series of the Fund in the forms furnished to GEID from time to time in connection with the sale of Fund shares and agrees to furnish such quantities of the prospectus as GEID may reasonably request. GEID will devote reasonable time and effort to effect sales of Fund shares, but will not be obligated to sell any specific number of shares. The services of GEID under this Agreement are not to be deemed exclusive and nothing contained in this Agreement should be deemed to prevent GEID from entering into distribution arrangements with other investment companies so long as the performance of its obligations under this Agreement is not impaired by GEID's doing so.

          (b) In selling the shares of the Fund, GEID and selected dealers will use their best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations of the National Association of Securities Dealers, Inc. (the "NASD") relating to the sale of the shares. Neither GEID nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or the Prospectus or in any sales literature specifically approved by the Fund.

          (c) GEID will adopt and follow procedures, as approved by the Fund, for the confirmation of sales to purchasers of Fund shares, the collection of amounts payable by those

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purchasers, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD and applicable rules and regulations of the Commission.

          (d) GEID represents to the Fund that GEID is a broker-dealer registered with the Commission under the Exchange Act, is a member of the NASD, and is registered or licensed under the laws of all jurisdictions in which its activities require it to be so registered or licensed. GEID shall maintain such registration or license in effect at all times during the term of this Agreement and will immediately notify the Fund of the occurrence of any event that would disqualify GEID from serving as the distributor of shares of the Fund by operation of Section 9(a) of the 1940 Act or otherwise.

     1.11 (a) The Fund agrees promptly to notify GEID of the commencement of any litigation or proceedings against the Fund or any of its officers or Directors in connection with the issuance and sale of any shares of the Fund.

          (b) The Fund agrees to indemnify and hold GEID, its several officers and directors, and any person who controls GEID within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that GEID, its officers and directors, or the controlling person may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either the Registration Statement or Prospectus or necessary to make the statements in either not misleading; provided, however, that the Fund's agreement to indemnify GEID, its officers and directors, and the controlling person will not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Fund by GEID specifically for use in the preparation of the Registration Statement or the Prospectus.

          (c) The Fund's agreement to indemnify GEID, its officers and directors, and any controlling person, described in paragraph (b) of this
Section 1.11, is expressly conditioned upon the Fund's being notified of any action brought against GEID, its officers or directors, or any controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in Phoenix, Arizona within ten days after the summons or other first legal process is served. The failure to notify the Fund in this manner of any such action will relieve the Fund from any liability that the Fund may have to the person against whom the action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this
Section 1.11.

          (d) The Fund will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this Section 1.11, but, in such case, the defense will be conducted by counsel of good standing chosen by the Fund and approved by GEID (who

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will not, except with the consent of GEID, be counsel to the Fund). In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by GEID, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them;
but in case the Fund does not elect to assume the defense of any such suit, or in case GEID does not approve of counsel chosen by the Fund, the Fund will reimburse GEID, its officers and directors, or the controlling person or persons named as defendant or defendants in the suit, for the fees and expenses of any counsel retained by GEID or them.

          (e) The Fund's indemnification agreement contained in this Section
1.11 and the Fund's representations and warranties in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of GEID, its officers and directors, or any controlling person, and will survive the delivery of any shares of the Fund. The Fund's agreement of indemnity will inure exclusively to GEID's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors, except that the Fund will not be obligated to indemnify any entity or person pursuant to this Section 1.11 against any liability to which GEID, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

     1.12 (a) GEID agrees to indemnify and hold the Fund, its several officers and Directors, and any person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that the Fund, its officers or Directors, or the controlling person, may incur under the Securities Act, or under common law or otherwise, but only to the extent that the liability or expense incurred by the Fund, its officers or Directors, or the controlling person resulting from the claims or demands arise out of or are based upon any untrue, or alleged untrue statement of a material fact contained in information furnished in writing by GEID to the Fund specifically for use in the Registration Statement and used in the Fund's answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or arise out of or are based upon any omission, or alleged omission, to state a material fact in connection with the information furnished in writing by GEID to the Fund and required to be stated in the answers or necessary to make the information not misleading.

          (b) GEID's agreement to indemnify the Fund, its officers and Directors, and any controlling person under this Section 1.12 is expressly conditioned upon GEID being notified of any action brought against the Fund, its officers or Directors, or any controlling person, such notification to be given by letter or telegram addressed to GEID at its principal office in Stamford, Connecticut and sent to GEID by the person against whom the action is brought, within ten days after the summons or other first legal process is served. The failure to notify GEID of any such action will not relieve GEID from any liability that GEID may have to the Fund, its officers or Directors, or to the controlling person otherwise than on account of GEID's indemnity agreement contained in this Section 1.12.

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          (c) GEID will have the right to control the defense of any action contemplated by this Section 1.12, with counsel of its own choosing, satisfactory to the Fund, unless the action referred to in paragraph (a) of this
Section 1.12 is not based solely upon an alleged misstatement or omission on GEID's part. In such event, the Fund, its officers or Directors or the controlling person will each have the right to participate in the defense or preparation of the defense of the action.

          (d) GEID will not be obligated to indemnify any entity or person pursuant to this Section 1.12 against any liability to which the Fund, its officers and Directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

     1.13 No shares of the Fund may be offered by GEID, selected dealers or the Fund under any of the provisions of this Agreement, and no orders for the purchase or sale of shares of the Fund pursuant to this Agreement may be accepted by the Fund if and so long as the effectiveness of the Registration Statement is suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10 of the Securities Act is not on file with the Commission; provided, however, that nothing contained in this Section 1.13 will in any way restrict or have an application to or bearing upon the Fund's obligation to redeem its shares from any shareholder in accordance with the provisions of Section 1.5 of this Agreement and provided, further, that GEID may continue to offer shares of the Fund until GEID has been notified in writing of the occurrence of any of the foregoing events.

     1.14 The Fund agrees to advise GEID immediately in writing:

          (a) of any request by the Commission for amendments to the Registration Statement or the Prospectus or any additional information regarding the Fund or any of its series;

          (b) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

          (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or that requires the making of any change in the Registration Statement or the Prospectus in order to make the statements therein not misleading; and

          (d) of all actions of the Commission with respect to any amendments to the Registration Statement or the Prospectus that may from time to time be filed with the Commission.

       2. Term.
          ----

     This Agreement will become effective as of the date hereof and thereafter will continue automatically for successive annual periods, so long as its continuance is specifically approved at least annually (a) by the Directors of the Fund or (b) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the

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continuance is also approved by a majority of the Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party by vote cast in person at a meeting called for the purpose of voting on the approval. This Agreement is terminable without penalty, (a) on not less than 60 days' notice (i) by action of the Directors who are not interested persons (as defined in the 1940 Act) of the Fund, or (ii) by the vote of holders of a majority of the Fund's shares, or (b) upon not less than 60 days' written notice by GEID. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules under the 1940 Act).

      3. Amendments.
         ----------

     This Agreement may be amended by the parties only if the amendment is specifically approved by (a) the Directors of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (b) a majority of those Directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party cast in person at a meeting called for the purpose of voting on the approval.

      4. Miscellaneous.
         -------------

     4.1 (a) The Fund will bear all costs and expenses including fees and disbursements of its counsel and independent accountants, in connection with the preparation and filing of any registration statements and prospectus under the Securities Act and the 1940 Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectus, annual or interim reports or proxy materials to shareholders.

         (b) The Fund will bear all costs and expenses of qualification of its shares for sale in such states of the United States or other jurisdictions as selected by GEID pursuant to Section 1.7 of this Agreement and the cost and expenses payable to each for continuing qualification therein.

     4.2 The Fund represents that a copy of the Charter is on file with the Secretary of State of Maryland.

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     If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                       Very truly yours,

                                       CENTURION FUNDS, INC.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

Accepted:


GE INVESTMENT DISTRIBUTORS, INC.


By:
     ---------------------------
     Name:
     Title: